Exhibit 99.1

ADM Reports Second Quarter Earnings of $0.42 per Share,
$0.60 per Share on an Adjusted Basis
•Net earnings of $235 million
•Executed aggressive interventions amid challenging industry conditions; unfavorable weather impacts of approximately $65 million to segment OP
•Strategic actions and long-term market opportunities point to stronger back half, and earnings and returns growth in 2020 and beyond

CHICAGO, August 1, 2019—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2019.

“We took aggressive action in the face of challenging external conditions, and we are confident that our work over the first half of the year will help deliver a stronger back half,” said Chairman and CEO Juan Luciano. “Just as important, our transformative changes are positioning ADM to capitalize on significant market opportunities, and grow earnings and returns in 2020 and beyond.

“Although the timing is uncertain, we remain confident in the resumption of significant food and agricultural trade flows between the U.S. and China, which will help bolster margins in the U.S. grain export and ethanol industries,” Luciano continued. “We are also seeing early signs of how African Swine Fever might impact global animal protein markets, and eventually support incremental soybean meal demand in key meat-producing regions outside of China. And, of course, fast-growing consumer trends such as plant-based proteins are creating long-term growth opportunities for our comprehensive portfolio of food and beverage solutions.

“We are focused on executing our strategic plan to ensure that ADM is poised to capitalize on these market opportunities and create value for our shareholders. We’re seeing the results of our efforts to turn around underperforming businesses. We continue to enhance our efficiency, customer service and competitiveness through Readiness. And we’re harvesting the benefits of Neovia and other growth investments. We are excited about our future. We are creating a company that is uniquely positioned to seize the opportunities ahead of us and deliver strong results for customers and shareholders alike.”

During the quarter, ADM advanced its strategic initiatives to enhance agility, accelerate growth and strengthen customer service, and took aggressive actions on a variety of fronts. These actions, which will also help offset the significant weather impacts of the last six months, include:

•	Combining the company’s Origination and Oilseeds business units into a single business, Ag Services & Oilseeds, which will report as a new segment beginning in the third quarter;

•	Completing significant organizational changes announced last quarter, including early retirement offers for colleagues in the U.S. and Canada;

•	Centralizing and standardizing business activities, including appointing a senior vice president, Global Operations, to lead a new operations structure; and

•	Aggressively harvesting the benefits of recent acquisitions, including planned synergies.

Second Quarter 2019 Highlights

	2019	2018
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.42	$1.00
Adjusted earnings per share[1]	$0.60	$1.02

Segment operating profit	$645	$902
Adjusted segment operating profit[1]	$682	$924
Origination	71	191
Oilseeds	291	341
Carbohydrate Solutions	192	247
Nutrition	117	114
Other	11	31

•EPS as reported of $0.42 includes a charge of $0.18 per share related to asset impairment and restructuring charges, a $0.03 per share charge related to LIFO, and a $0.03 per share tax benefit related to the U.S. tax reform transition tax and certain other discrete items. Adjusted EPS, which excludes these items, was $0.60.1

Results of Operations

Origination results were significantly lower than the very high results in the prior-year period, when the drought in Argentina and increased purchases of U.S. crops by China in anticipation of tariffs drove strong volumes and margins.

•
Merchandising and Handling results were lower when compared to the extremely strong second quarter of 2018. Despite solid execution, second quarter 2019 volumes and margins in North America were impacted by continued high water conditions on U.S. rivers, which limited river asset utilization, and the competitiveness of U.S. crops, particularly corn, in export markets.

•	Transportation was down year-over-year, as the unfavorable river conditions throughout the quarter limited barge volumes and margins.

•	Across Origination, high water conditions were more severe than originally anticipated at the beginning of the quarter, causing a negative impact of approximately $40 million.

Oilseeds results decreased versus the second quarter of 2018, which saw record volumes and extremely high margins.

•
Crushing and Origination results were solid, though lower than the very strong results from the second quarter of 2018. Strong domestic industry demand supported crush margins in North America and EMEA. South American crushing and origination margins were down on higher soybean prices and lower China demand during the quarter. In North America, crush volumes were down mainly due to production outages caused by high water at the company’s Quincy, Illinois, facility, which had a negative impact of approximately $10 million.

•	Refining, Packaging, Biodiesel and Other results were lower than the year-ago quarter, as a result of weaker margins in South America and some timing impacts in EMEA.

•	Asia was higher on Wilmar results.

1 Non-GAAP financial measures; see pages 5, 10 and 11 for explanations and reconciliations, including after-tax amounts.

Carbohydrate Solutions results were lower than the year-ago period.

•
Starches and Sweeteners was down versus the second quarter of 2018. North American sales and margins were solid, but were offset by lingering high water impacts at our Columbus, Nebraska, facility. Results in EMEA were pressured by lower margins due to low sugar prices and the Turkish quota on starch-based sweeteners.

•	Bioproducts results were significantly lower than the prior-year period on continued negative ethanol industry margins caused by ample industry inventory and lower U.S. exports.

•	Continued impacts from severe weather reduced segment results by $15 million.

Nutrition results were higher year-over-year.

•
WFSI results were slightly lower than the second quarter of 2018. WILD Flavors North America demonstrated very strong sales and margin growth, but was offset by changes in customer order patterns in EMEAI and lower sales in APAC. Specialty Ingredients was lower due to isolated production shortfalls. Health & Wellness continued on its growth trajectory, driven by both contributions from acquisitions as well as organic sales and margin improvements.

•	Animal Nutrition results were higher than the second quarter of 2018, driven largely by accretion from the Neovia acquisition.

Other results were down significantly from the year-ago period, due primarily to captive insurance underwriting losses partially offset by higher ADM Investor Services earnings.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $645 million for the quarter includes charges related to an asset impairment and a settlement totaling $37 million ($0.04 per share).

In Corporate results, unallocated corporate costs for the quarter decreased principally due to lower accruals for performance-related compensation, partially offset by higher investments in IT and Readiness-related project costs.

Corporate results also included non-cash early retirement charges and global workforce restructuring charges of $101 million ($0.14 per share) and a LIFO charge of $25 million ($0.03 per share).

The effective tax rate for the quarter was approximately 13 percent, in line with the prior year, and included transition tax benefits from the 2018 U.S. tax reform and other discrete items. The effective tax rate, adjusting for these items, was approximately 21 percent.

Conference Call Information
ADM will host a webcast on August 1, 2019, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 40,000 employees serving customers in nearly 200 countries. With a global value chain that includes approximately 450 crop procurement locations, more than 330 food and feed ingredient manufacturing facilities, 62 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended June 30			Six months ended June 30
(In millions)	2019	2018	Change	2019	2018	Change

Segment Operating Profit	$645	$902	$(257)	$1,256	$1,606	$(350)
Specified items:
(Gains) losses on sales of assets and businesses	—	—	—	(12)	—	(12)
Impairment, restructuring, and settlement charges	37	22	15	46	35	11
Adjusted Segment Operating Profit	$682	$924	$(242)	$1,290	$1,641	$(351)

Origination	$71	$191	$(120)	$147	$237	$(90)
Merchandising and handling	68	160	(92)	129	203	(74)
Transportation	3	31	(28)	18	34	(16)

Oilseeds	$291	$341	$(50)	$632	$690	$(58)
Crushing and origination	150	195	(45)	361	255	106
Refining, packaging, biodiesel, and other	79	94	(15)	155	274	(119)
Asia	62	52	10	116	161	(45)

Carbohydrate Solutions	$192	$247	$(55)	$288	$460	$(172)
Starches and sweeteners	218	238	(20)	388	454	(66)
Bioproducts	(26)	9	(35)	(100)	6	(106)

Nutrition	$117	$114	$3	$198	$210	$(12)
WFSI	103	106	(3)	191	179	12
Animal Nutrition	14	8	6	7	31	(24)

Other	$11	$31	$(20)	$25	$44	$(19)

Segment Operating Profit	$645	$902	$(257)	$1,256	$1,606	$(350)

Corporate Results	$(371)	$(250)	$(121)	$(667)	$(490)	$(177)

Interest expense - net	(101)	(73)	(28)	(191)	(156)	(35)
Unallocated corporate costs	(132)	(180)	48	(315)	(326)	11
Other charges	(12)	(8)	(4)	(18)	(24)	6
Specified items:
LIFO credit (charge)	(25)	13	(38)	(26)	21	(47)
Expenses related to acquisitions	—	—	—	(14)	—	(14)
Restructuring charges	(101)	(2)	(99)	(103)	(5)	(98)
Earnings Before Income Taxes	$274	$652	$(378)	$589	$1,116	$(527)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2019	2018	2019	2018
	(in millions, except per share amounts)

Revenues	$16,297	$17,068	$31,601	$32,594
Cost of products sold (1)	15,325	15,887	29,701	30,524
Gross profit	972	1,181	1,900	2,070
Selling, general, and administrative expenses (2)	602	560	1,261	1,073
Asset impairment, exit, and restructuring costs (3)	136	24	147	40
Equity in (earnings) losses of unconsolidated affiliates	(90)	(100)	(191)	(247)
Interest income	(46)	(42)	(95)	(75)
Interest expense	109	89	210	180
Other (income) expense - net (4)	(13)	(2)	(21)	(17)
Earnings before income taxes	274	652	589	1,116
Income tax expense (5)	36	86	117	154
Net earnings including noncontrolling interests	238	566	472	962

Less: Net earnings (losses) attributable to noncontrolling interests	3	—	4	3
Net earnings attributable to ADM	$235	$566	$468	$959

Diluted earnings per common share	$0.42	$1.00	$0.83	$1.70

Average diluted shares outstanding	566	567	566	566

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $25 million and $26 million in the current quarter and YTD, respectively, and ($13 million) and ($21 million) in the prior quarter and YTD, respectively.

(2) Includes acquisition-related expenses of $14 million in the current YTD.

(3) Includes charges related to impairment of certain assets and restructuring of $136 million and $147 million in the current quarter and YTD, respectively, and charges related primarily to the impairment of a long-term financing receivable and restructuring of $24 million and $40 million in the prior quarter and YTD, respectively.

(4) Includes a settlement charge in the current quarter of $2 million, and current YTD gains related to the sale of certain assets and a step-up gain on an equity investment of $12 million partially offset by a settlement charge of $2 million.

(5) Includes the tax expense (benefit) impact of the above specified items and tax adjustment due to the U.S. tax reform and certain discrete items totaling ($58 million) and ($44 million) in the current quarter and YTD, respectively, and $2 million and ($14 million) in the prior quarter and YTD, respectively.

Summary of Financial Condition
(unaudited)

	June 30, 2019	June 30, 2018
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$849	$851
Short-term marketable securities (a)	4	2
Operating working capital (b)	7,804	7,718
Property, plant, and equipment	10,245	9,948
Investments in and advances to affiliates	5,449	5,355
Long-term marketable securities	8	33
Goodwill and other intangibles	5,545	3,834
Other non-current assets	1,821	938
	$31,725	$28,679
Financed By
Short-term debt (a)	$1,699	$1,047
Long-term debt, including current maturities (a)	7,713	6,576
Deferred liabilities	3,281	2,291
Temporary equity	53	53
Shareholders’ equity	18,979	18,712
	$31,725	$28,679

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Six months ended June 30
	2019	2018
	(in millions)
Operating Activities
Net earnings	$472	$962
Depreciation and amortization	493	474
Asset impairment charges	44	33
Gains on sales of assets	(30)	(12)
Other - net	37	(319)
Change in deferred consideration in securitized receivables(a)	(3,613)	(4,107)
Other changes in operating assets and liabilities	(116)	(210)
Total Operating Activities	(2,713)	(3,179)

Investing Activities
Purchases of property, plant and equipment	(383)	(379)
Net assets of businesses acquired	(1,944)	—
Proceeds from sale of business/assets	23	26
Investments in retained interest in securitized receivables(a)	(2,590)	(2,184)
Proceeds from retained interest in securitized receivables(a)	6,203	6,212
Marketable securities - net	65	(2)
Investments in and advances to affiliates	(10)	(132)
Other investing activities	(18)	7
Total Investing Activities	1,346	3,548

Financing Activities
Long-term debt borrowings	2	—
Long-term debt payments	(611)	(6)
Net borrowings (payments) under lines of credit	1,413	196
Share repurchases	(94)	—
Cash dividends	(395)	(379)
Other	(42)	13
Total Financing Activities	273	(176)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,094)	193
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	3,843	1,858
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$2,749	$2,051

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.

Segment Operating Analysis
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2019	2018	2019	2018
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,773	9,075	17,940	18,122
Corn	5,546	5,518	10,678	11,109
Total processed volumes	14,319	14,593	28,618	29,231

	Quarter ended June 30		Six months ended June 30
	2019	2018	2019	2018
	(in millions)
Revenues
Origination	$6,481	$6,640	$12,605	$12,907
Oilseeds	5,747	6,662	11,161	12,264
Carbohydrate Solutions	2,441	2,647	4,844	5,248
Nutrition	1,524	1,018	2,806	1,968
Other	104	101	185	207
Total revenues	$16,297	$17,068	$31,601	$32,594

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30				Six months ended June 30
	2019		2018		2019		2018
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$235	$0.42	$566	$1.00	$468	$0.83	$959	$1.70
Adjustments:
LIFO charge (credit) (a)	19	0.03	(10)	(0.02)	20	0.03	(16)	(0.03)
Losses (gains) on sales of assets and businesses (b)	—	—	—	—	(9)	(0.02)	—	—
Asset impairment, restructuring, and settlement charges (c)	105	0.18	16	0.03	115	0.20	28	0.05
Expenses related to acquisitions (d)	—	—	—	—	9	0.02	—	—
Tax adjustment (e)	(19)	(0.03)	7	0.01	(2)	—	(7)	(0.02)
Sub-total adjustments	105	0.18	13	0.02	133	0.23	5	—
Adjusted net earnings and adjusted EPS	$340	$0.60	$579	$1.02	$601	$1.06	$964	$1.70

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $25 million and $26 million pretax, respectively ($19 million and $20 million after tax, respectively), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $13 million and $21 million pretax, respectively ($10 million and $16 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Current YTD gains of $12 million pretax ($9 million after tax), consisted of a gain on the sale of certain assets and a step-up gain on an equity investment, tax effected using the Company’s U.S. income tax rate.

(c)
Current quarter and YTD charges of $138 million and $149 million pretax, respectively ($105 million and $115 million after tax, respectively), related to the impairment of certain assets, restructuring, and settlement, tax effected using the applicable tax rates. Prior quarter and YTD charges of $24 million and $40 million pretax, respectively ($16 million and $28 million after tax, respectively), related primarily to the impairment of a long-term financing receivable and restructuring, tax effected using the applicable tax rates.

(d)	Current YTD acquisition expenses of $14 million pretax ($9 million after tax), consisted of expenses related to the Neovia acquisition.

(e)
Tax adjustment due to the U.S. tax reform and certain discrete items totaling $19 million and $2 million in the current quarter and YTD, respectively, and $7 million and ($7 million) in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	June 30, 2019	June 30, 2019

Net earnings attributable to ADM	$536	$315	$233	$235	$1,319
Adjustments:
Interest expense	87	97	101	109	394
LIFO	7	(4)	1	25	29
Other adjustments (3)	(20)	241	30	119	370
Total adjustments	74	334	132	253	793
Tax on adjustments	(21)	(80)	(28)	(65)	(194)
Net adjustments	53	254	104	188	599
Total Adjusted ROIC Earnings	$589	$569	$337	$423	$1,918

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	June 30, 2019	Quarter Average

Equity (1)	$18,987	$18,981	$18,895	$18,955	$18,955
+ Interest-bearing liabilities (2)	7,857	8,392	9,887	9,417	8,888
+ LIFO adjustment (net of tax)	44	41	42	61	47
Other adjustments (3)	(18)	183	27	86	70
Total Adjusted Invested Capital	$26,870	$27,597	$28,851	$28,519	$27,960

Adjusted Return on Invested Capital					6.9%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Segment Operating Profit and Adjusted Segment Operating Profit (a non-GAAP measure) as Currently Reported for Origination and Oilseeds vs the New Combined Segment
(unaudited)

		Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
As Currently Reported	Pro Forma	As Currently Reported[1]	Pro Forma	As Currently Reported[1]	Pro Forma
		(In millions)
Origination		$71	$—	$147	$—
Merchandising and handling		68	—	129	—
Transportation		3	—	18	—

Oilseeds		$291	$—	$632	$—
Crushing and origination		150	—	361	—
Refining, packaging, biodiesel, & other		79	—	155	—
Asia		62	—	116	—

	Ag Services and Oilseeds	$—	$362	$—	$779
	Ag Services	—	90	—	165
	Crushing	—	139	—	355
	Refined products and other	—	71	—	143
	Wilmar	—	62	—	116

1 See total segment operating profit and total adjusted segment operating profit on page 5.

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.